Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Britt D. Banks, Bruce D. Hansen, and Sharon E. Thomas, each individually, as his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his name and on his behalf, to do any and all acts and things and to execute any and all instruments which he may deem necessary or advisable to enable Newmont Mining Corporation to comply with the Securities Exchange Act of 1934, as amended (the “Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, including power and authority to sign his name in any and all capacities (including his capacity as a Director and/or Officer of Newmont Mining Corporation) to the Annual Report on form 10-K of Newmont Mining Corporation for the fiscal year ended December 31, 2003, and any amendments thereto, and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 4th day of February, 2004.

Signatures	Title

/s/ Wayne W. Murdy Wayne W. Murdy	Chairman and Chief Executive Officer

/s/ Glen A. Barton Glen A. Barton	Director

/s/ Vincent A. Calarco Vincent A. Calarco	Director

/s/ James T. Curry, Jr. James T. Curry, Jr.	Director

/s/ Joseph P. Flannery Joseph P. Flannery	Director

/s/ Michael S. Hamson Michael S. Hamson	Director

/s/ Leo I. Higdon, Jr. Leo I. Higdon, Jr.	Director

/s/ Pierre Lassonde Pierre Lassonde	Director

/s/ Robert J. Miller Robert J. Miller	Director

/s/ Robin A. Plumbridge Robin A. Plumbridge	Director

/s/ John B. Prescott John B. Prescott	Director

/s/ Michael K. Reilly Michael K. Reilly	Director

/s/ Seymour Schulich Seymour Schulich	Director

/s/ James V. Taranik James V. Taranik	Director

/s/ Bruce D. Hansen Bruce D. Hansen	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David W. Peat David W. Peat	Vice President and Controller (Principal Accounting Officer)

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